Exhibit 2

ñ	¢

ELBIT SYSTEMS LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 21, 2008

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby appoints MICHAEL FEDERMANN, JOSEPH ACKERMAN and RONIT ZMIRI, and each of them, the true and lawful proxies of the undersigned, with full power of substitution, to vote with respect to all of the undersigned’s ordinary shares of ELBIT SYSTEMS LTD. (the “Company”), at the Annual General Meeting of Shareholders of the Company to be held at the Company’s offices at the Advanced Technology Center, Haifa, Israel on Sunday, September 21, 2008, at 3:00 p.m. local time, and at any adjournments, with all power that the undersigned would have if personally present and especially (but without limitation) to vote as follows:

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted “FOR” all Proposals listed on the reverse side.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

ELBIT SYSTEMS LTD.

September 21, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

¢ 20730000000000000000 5	092108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. Election of Directors:		NOMINEES:			2.	APPOINTMENT OF THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2008 AND UNTIL THE CLOSE OF THE NEXT ANNUAL GENERAL SHAREHOLDERS’ MEETING:	☐	☐	☐
☐	FOR ALL NOMINEES	¡	Moshe Arad
		¡	Avraham Asheri
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Rina Baum		Any proxies previously given are hereby revoked.
		¡	David Federmann
		¡	Michael Federmann		The above-signed hereby acknowledge(s) receipt of the Notice of Annual General Meeting of Shareholders and the accompanying Proxy Statement.
☐	FOR ALL EXCEPT (See instructions below)	¡	Yigal Ne’eman
		¡	Dov Ninveh

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢